EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111745, 333-66950, 333-50476 and 333-86653 of Western Sierra Bancorp on Form S-8 of our reports, dated March 7, 2006, relating to our audits of the consolidated financial statements and internal control over financial reporting of Western Sierra Bancorp, appearing in this Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2005.

/s/ Perry-Smith LLP

Sacramento, California

March 10, 2006